Exhibit 99.1

Media Contact:

Eric DeRitis, (408) 658-1561

eric.deritis@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FOURTH QUARTER AND FISCAL YEAR 2017 FINANCIAL RESULTS

CUPERTINO, CA – July 25, 2017 – Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for the quarter and fiscal year ended June 30, 2017. For the fourth quarter, the Company reported revenue of $2.4 billion, gross margin of 27.7%, net income of $114 million and diluted earnings per share of $0.38. On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 28.9%, net income of $192 million and diluted earnings per share of $0.65.

During the fourth quarter, the Company generated $243 million in cash flow from operations and returned approximately $400 million to shareholders in the form of dividends and share repurchases.

For the fiscal year ended June 30, 2017, the Company reported revenue of $10.8 billion, gross margin of 29.5%, net income of $772 million and diluted earnings per share of $2.58. On a non-GAAP basis, Seagate reported gross margin of 30.5%, net income of $1.2 billion and diluted earnings per share of $4.12.

In fiscal year 2017, the Company generated approximately $1.9 billion in cash flow from operations and returned 53% of that to shareholders in cash dividends of $561 million and share repurchases of 12.1 million ordinary shares for $460 million. Seagate’s balance sheet remains healthy and during the fiscal year the Company successfully raised $1.25 billion in investment-grade debt and repurchased and redeemed approximately $316 million of outstanding debt. Cash and cash equivalents totaled approximately $2.5 billion at the end of the fiscal year. There were 292 million ordinary shares issued and outstanding as of the end of the fiscal year.

“The results of our performance this fiscal year reflect improved year-over-year profitability of our storage product portfolio and business operations,” said Steve Luczo, Seagate’s chairman and chief executive officer. “Although the near-term dynamics of technology shifts present demand variations for the storage industry from time to time, we continue to see growing storage demand in the long-run driven by the proliferation of data growth from new technologies, emerging industries, and growing businesses. We believe we have the vision, products, technology and experience to ensure our long-term success and shareholder value.”

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investors Relations website at www.seagate.com/investors.

Quarterly Cash Dividend

The Board of Directors of the Company (the “Board”) has approved a quarterly cash dividend of $0.63 per share, which will be payable on October 4, 2017 to shareholders of record as of the close of business on September 20, 2017. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Investor Communications

Seagate management will hold a public webcast today at 6:00 a.m. Pacific Time that can be accessed on its Investor Relations website at www.seagate.com/investors. During today’s webcast, the Company will provide an outlook for its first fiscal quarter of 2018, including key underlying assumptions.

An archived audio webcast of this event will be available on Seagate’s Investors Relations website at www.seagate.com/investors shortly following the event conclusion.

About Seagate

To learn more about the Company’s products and services, visit www.seagate.com and follow us on Twitter, Facebook, LinkedIn, Spiceworks, YouTube and subscribe to our blog. The contents of our website and social media channels are not a part of this release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the Company’s plans, strategies and prospects, financial projections, estimates of industry growth, market demand, shifts in technology and dividend issuance plans for the fiscal quarter ending September 29, 2017 and beyond. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” or the negative of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: items that may be identified during its financial statement closing process that cause adjustments to the estimates included in this report; the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality; the impact of competitive product announcements; the Company’s ability to achieve projected cost savings in connection with restructuring plans; possible excess industry supply with respect to particular disk drive products; disruptions to its supply chain or production capabilities; unexpected advances in competing technologies or changes in market trends; the development and introduction of products based on new technologies and expansion into new data storage markets; the Company’s ability to comply with certain covenants in its credit facilities with respect to financial ratios and financial condition tests; currency fluctuations that may impact the Company’s margins and international sales; cyber-attacks or other data breaches that disrupt the Company’s operations or results in the dissemination of proprietary or confidential information and cause reputational harm; and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 5, 2016, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website and social media channels are not part of this press release.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	June 30, 2017	July 1, 2016 (a)
ASSETS
Current assets:
Cash and cash equivalents	$2,539	$1,125
Short-term investments	—	6
Accounts receivable, net	1,199	1,318
Inventories	982	868
Other current assets	321	216

Total current assets	5,041	3,533
Property, equipment and leasehold improvements, net	1,875	2,160
Goodwill	1,238	1,237
Other intangible assets, net	281	448
Deferred income taxes	609	616
Other assets, net	224	219

Total Assets	$9,268	$8,213

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,626	$1,517
Accrued employee compensation	237	184
Accrued warranty	113	104
Accrued expenses	650	444

Total current liabilities	2,626	2,249
Long-term accrued warranty	120	102
Long-term accrued income taxes	15	14
Other non-current liabilities	122	164
Long-term debt	5,021	4,091

Total Liabilities	7,904	6,620
Equity:
Total Equity	1,364	1,593

Total Liabilities and Equity	$9,268	$8,213

(a)	The information in this column was derived from the Company’s audited Consolidated Balance Sheet as of July 1, 2016.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Fiscal Years Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016 (a)
Revenue	$2,406	$2,654	$10,771	$11,160

Cost of revenue	1,740	1,992	7,597	8,545
Product development	288	307	1,232	1,237
Marketing and administrative	149	143	606	635
Amortization of intangibles	19	29	104	123
Restructuring and other, net	14	80	178	175

Total operating expenses	2,210	2,551	9,717	10,715

Income from operations	196	103	1,054	445

Interest income	5	1	12	3
Interest expense	(62)	(51)	(222)	(193)
Other, net	(19)	1	(29)	19

Other expense, net	(76)	(49)	(239)	(171)

Income before income taxes	120	54	815	274
Provision for (benefit from) income taxes	6	(16)	43	26

Net income	$114	$70	$772	$248

Net income per share:
Basic	$0.39	$0.23	$2.61	$0.83
Diluted	0.38	0.23	2.58	0.82
Number of shares used in per share calculations:
Basic	294	299	296	299
Diluted	297	300	299	302
Cash dividends declared per share	$0.63	$0.63	$2.52	$2.43

(a)	The information in this column was derived from the Company’s audited Consolidated Statement of Operations for the year ended July 1, 2016.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Fiscal Years Ended
	June 30, 2017	July 1, 2016 (a)
OPERATING ACTIVITIES
Net income	$772	$248
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	749	815
Share-based compensation	137	120
Loss (gain) on redemption and repurchase of debt	7	(3)
Impairment of long-lived assets	42	26
Deferred income taxes	3	(2)
Other non-cash operating activities, net	20	12
Changes in operating assets and liabilities:
Accounts receivable, net	122	464
Inventories	(114)	145
Accounts payable	121	(24)
Accrued employee compensation	53	(78)
Accrued expenses, income taxes and warranty	47	(42)
Other assets and liabilities	(43)	(1)

Net cash provided by operating activities	1,916	1,680

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(434)	(587)
Purchases of strategic investments	(37)	—
Maturities of short-term investments	6	—
Cash used in acquisition of businesses, net of cash acquired	—	(634)
Other investing activities, net	6	10

Net cash used in investing activities	(459)	(1,211)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	1,232	—
Redemption and repurchase of debt	(316)	(22)
Proceeds from issuance of ordinary shares under employee stock plans	86	79
Dividends to shareholders	(561)	(727)
Taxes paid related to net share settlement of equity awards	(27)	(56)
Repurchases of ordinary shares	(460)	(1,090)
Other financing activities, net	—	(4)

Net cash used in financing activities	(46)	(1,820)

Effect of foreign currency exchange rate changes on cash and cash equivalents	—	(3)

Increase (decrease) in cash, cash equivalents and restricted cash	1,411	(1,354)
Cash, cash equivalents and restricted cash at the beginning of the year	1,132	2,486

Cash, cash equivalents and restricted cash at the end of the year	$2,543	$1,132

(a)	The information in this column was derived from the Company’s audited Consolidated Statement of Cash Flows for the year ended July 1, 2016.

Use of non-GAAP financial information

The Company uses non-GAAP measures of adjusted revenue, gross margin, net income, diluted earnings per share and operating expenses which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures may be provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that it believes are not indicative of its core operating results and because it is similar to the approach used in connection with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended June 30, 2017	For the Fiscal Year Ended June 30, 2017
Reconciliation of GAAP Net Income:
GAAP Net Income		$114	$772
Non-GAAP adjustments:
Revenue	A	—	(1)
Cost of revenue	B	30	109
Product development	C	13	44
Marketing and administrative	D	3	4
Amortization of intangibles	E	18	99
Restructuring and other, net	F	14	178
Other expense, net	G	6	30
Provision for income taxes	H	(6)	(3)

Non-GAAP net income		$192	$1,232

Reconciliation of GAAP Diluted Net Income Per Share:
GAAP		$0.38	$2.58
Non-GAAP		$0.65	$4.12
Shares used in diluted net income per share calculation		297	299

A	For the fiscal year ended June 30, 2017, Revenue has been adjusted on a non-GAAP basis for changes in the sales provision for discontinued products.
B	For the three months and fiscal year ended June 30, 2017, Cost of revenue has been adjusted on a non-GAAP to exclude amortization of intangibles associated with acquisitions, accelerated depreciation, the write off of certain fixed assets and inventory related to restructuring and other charges.
C	For the three months and fiscal year ended June 30, 2017, Product development expenses have been adjusted on a non-GAAP basis to exclude accelerated depreciation and the write off of certain assets related to restructuring and other charges.
D	For the three months and fiscal year ended June 30, 2017, Marketing and administrative expenses have been adjusted on a non-GAAP basis primarily to reflect the impact of certain strategic development costs and the write off of certain fixed assets.
E	For the three months and fiscal year ended June 30, 2017, Amortization of intangibles primarily related to our acquisitions has been excluded on a non-GAAP basis.
F	For the three months and fiscal year ended June 30, 2017, Restructuring and other, net, has been adjusted on a non-GAAP basis primarily related to reductions in our workforce and facility exit costs as a result of our ongoing focus on cost efficiencies in all areas of our business.
G	For the three months and fiscal year ended June 30, 2017, Other expense, net, has been adjusted on a non-GAAP basis to exclude the net impact of losses recognized on the early redemption and repurchase of debt and impairment of certain strategic investments.
H	For the three months and fiscal year ended June 30, 2017, Provision for income taxes represents the tax effects of non-GAAP adjustments determined using a hybrid with and without method and effective tax rate for the applicable adjustment and jurisdiction.